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Exhibit 10.2      Debenture

                                    DEBENTURE


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ISSUANCE DATE                                  December 31, 2002
CONVERTIBLE DEBENTURE DUE                      December 31, 2007
AMOUNT                                         $5,000,000.00

         WHEREAS, this Secured Debenture is entered into in satisfaction of
Section 1.3 of that certain Stock Exchange Agreement (the "Stock Exchange Agreement"), by and among WinWin, Inc., a Nevada corporation ("WinWin"), WinWin Acquisition Corp., a Nevada corporation ("Acquiror"), WinWin Gaming, Inc., f/k/a Junum Incorporated, a Delaware corporation ("Gaming"), The Rogers Living Trust ("Rogers"), The Falcor Trust ("Falcor") and the other WinWin Stockholders signatory hereto (together with Rogers and Falcor, the "WinWin Stockholders" or the "Exchanging Stockholders").

         FOR VALUE RECEIVED, WinWin Acquisition Corp., a Nevada corporation (the "Company"), hereby promises to pay PATRICK ROGERS AND BENJAMIN PERRY, as agents and representatives of the Exchanging Stockholders (the "Representatives"), on December 31, 2007 (the "Maturity Date"), a principal amount equal to FIVE MILLION DOLLARS, and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

Article 1. INTEREST

              The Debenture shall accrue interest at the rate of Ten Percent (10%) per annum, payable at maturity, until the principal amount hereof is paid in full or has been converted.

Article 2. METHOD OF PAYMENT

         The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below).

Article 3.  CONVERSION

         Section 3.1.  CONVERSION PRIVILEGE

         (a) The Holder of this Debenture shall have the right, at its option, to convert this Debenture into shares of the common stock of WinWin Gaming, Inc., the Company's parent corporation, $0.01 par value (the "Common Stock") at any time following June 30, 2003, and then only after not less than ninety (90) days prior notice to the Company, unless such notice period is waived by the Company. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined pursuant to Section 3.2 and rounding the result to the nearest whole share.

         (b) Less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is $1,000 or a whole multiple of $1,000 and the provisions of this Article 3 that apply to the conversion of all of the Debenture shall also apply to the conversion of a portion of it. This Debenture may not be converted, whether in whole or in part, except in accordance with Article 3.

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         Section 3.2.  CONVERSION PROCEDURE.

         (a) DEBENTURES. Subject to Section 3.2(I), after having received not less than ninety (90) days prior notice of Holder's intent to purchase (which notice shall not in any event obligate the Holder to convert any portion of this Debenture), upon the Company's receipt of a facsimile or original of Holder's duly completed and signed Notice of Conversion (a copy of which is attached hereto as Exhibit A), the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debentures are convertible in accordance with the provisions regarding conversion. The Company's transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

         (b) CONVERSION DATE. Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Debentures (or a copy thereof if the Holder certifies that the original has been lost or destroyed) to be converted together with a facsimile or original of the signed Notice of Conversion. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Debentures to be converted are received by the Company or its designated attorney within 3 business days thereafter, and so long as the time limitations set forth in Section 3.1(a) have been satisfied. As long as the Debentures to be converted are received by the Company within 3 business days after it receives a facsimile or original of the signed Notice of Conversion, the Company shall deliver to the Holder, or per the Holder's instructions, the shares of Common Stock within 5 business days of receipt of the Debentures to be converted.

         (c) COMMON STOCK TO BE ISSUED. Subject to the time limitations set forth in Section 3.2(a) above, upon the conversion of any Debentures and upon receipt by the Company or its attorney of a facsimile or original of Holder's signed Notice of Conversion, Company shall instruct Company's transfer agent to issue Stock Certificates in the name of Holder (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Company.

         (d) CONVERSION RATE. Subject to the time limitations set forth in
Section 3.1(a), Holder is entitled to convert this Debenture, plus accrued interest, into Common Stock of the Company at 100% of the averaged closing prices for the Company's Common Stock for the twenty (20) trading days immediately preceding the Conversion Date; provided, however, that in no event shall this Debenture be convertible into more than 100,000 shares of common stock (each being referred to as the "Conversion Price"). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

         (e) Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

         (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue certificates for the Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder new Debentures representing the unconverted amount, if so requested by Holder.

         Section 3.3. COMPANY TO RESERVE STOCK. The Company shall reserve the number of shares of Common Stock required pursuant to and upon the terms set forth in the Subscription Agreement, to permit the conversion of this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.


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         Section 3.4. RESTRICTIONS ON TRANSFER. This Debenture has not been registered under the Securities Act of 1933, as amended, (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act.

         Section 3.5. MERGERS, ETC. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Article 3.

Article 4.  MERGERS

         The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

Article 5. REPORTS

         The Company will maintain its status as a public company listed on the Nasdaq OTC Bulletin Board, or such other exchange as may be deemed advisable by the Board of Directors, and shall timely file any and all annual, quarterly or other report or proxy statement that required under applicable federal securities laws with the United States Securities and Exchange Commission.

Article 6.  DEFAULTS AND REMEDIES

         Section 6.1. EVENTS OF DEFAULT. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of five (5) business days thereafter, (c) any of the Company's representations or warranties contained in this Debenture or in the related Security Agreement dated the date hereof were false when made or the Company fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (d) the Company's parent corporation, WinWin Gaming, Inc., shall have its common stock suspended or delisted from any exchange or the over-the-counter market from trading for in excess of five (5) consecutive trading days, (e) the Company or its parent corporation, WinWin Gaming, Inc., pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case;
(iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days, (f) the Common Stock is no longer listed on any recognized exchange including electronic over-the-counter bulletin board, or (g) any creditor of WinWin Gaming, Inc, or any of its subsidiaries or affiliates existing prior to the date hereof, seeks to attach the capital stock of WinWin, Inc. which is part of the collateral that secures performance of this Debenture, or the capital stock of WinWin Acquisition Corp., which is also a part of the collateral that secures performance of this Debenture, or any of their respective assets, and the Holder determines that there is a reasonable likelihood that such creditor will be successful. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company does not cure it within five (5) business days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default".

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         Section 6.2. ACCELERATION. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the remaining principal amount of this Debenture, together with all accrued interest and any liquidated damages, to be due and payable. Upon such declaration, the remaining principal amount shall be due and payable immediately. In such event, if the Company is unable to pay such amount, or fails to pay such amount within five days, the Holders shall have the right to foreclose on the collateral and retain forever possession and ownership of 100% of the capital stock of WinWin, Inc.

Article 7.  REGISTER OF OWNERSHIP OF DEBENTURES

         Section 7.1. RECORD OWNERSHIP. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof. Unless and until notified to the contrary by the Representatives, the Representatives shall have full power and authority to act on behalf of all of the beneficial owners of the Debenture, including all of the Exchanging Shareholders and any of their respective transferees, and shall have the right to agree with the Company to modify, amend or waive any provision or this Debenture, and to exercise any right permitted to be exercised by the Holders hereof, including the right to convert the Debenture into common stock of WinWin Gaming, Inc.

         Section 7.2. REGISTRATION OF TRANSFER. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.1 above (i.e., the Register), but only so long as such transfer is in compliance with all applicable federal and state securities laws, it being understood that the sale of this Debenture has not been registered under the Securities Act of 1933, as amended. Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in such denominations as agreed to by the Company and Holder.

         Section 7.3. LOST DEBENTURES. If this Debenture becomes defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 9. NOTICES

         Any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices. The time when such notice is sent shall be the time of the giving of the notice.


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Article 10. TIME

         Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which the banks in California are not required or allowed to be closed.

Article 11. WAIVERS

         The Representatives, or either Representative alone, may waive a default or rescind the declaration of an Event of Default and its consequences.

Article 12. RULES OF CONSTRUCTION

         In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 13. GOVERNING LAW

         The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of California applicable to agreements that are negotiated, executed, delivered and performed solely in the State of California. The prevailing party in any dispute arising hereunder shall be entitled to recover all of its reasonable attorney's fees and costs of defense, prosecution or litigation.

Article 14. Litigation

         (a) FORUM SELECTION AND CONSENT TO JURISDICTION. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the state or federal courts of the State of California, city of Los Angeles. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal courts of the State of California, city of Los Angeles, for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

         (b) WAIVER OF JURY TRIAL. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this agreement.

         (c) SUBMISSION TO JURISDICTION. Any legal action or proceeding in connection with this Debenture or the performance hereof must be brought in the federal courts located in the State of California and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts for the purpose of any such action or proceeding.


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         IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

WinWin Gaming, Inc.                            WinWin Acquisition Corp.,
a Delaware corporation                         a Nevada corporation


By /s/ Bryan Stokes                            By: /s/ Benjamin Perry
---------------------------------              ---------------------------------
Bryan Stokes, President                        Benjamin Perry, President


By /s/ Larry Reed                              By: /s/ Patrick Rogers
---------------------------------              ---------------------------------
Larry Reed, Secretary                          Patrick Rogers, Secretary


Exchanging Stockholders, by their representatives:


/s/ Patrick Rogers                             /s/ Benjamin Perry
---------------------------------              ---------------------------------
Patrick Rogers, as representative              Benjamin Perry, as representative


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                                    Exhibit A

                              NOTICE OF CONVERSION
                              --------------------

                        (To be Executed by the Registered Holder in order to Convert the Debentures.)

         The undersigned hereby irrevocably elects, as of ______________, 200 to convert $_________________ of the Debentures into Shares of Common Stock (the "Shares") of JUNUM INCORPORATED (the "Company").

Date of Conversion__________________________________________

Applicable Conversion Price_________________________________

Number of Shares Issuable upon this conversion______________

Signature___________________________________________________
                           [Name]
          Address___________________________________________

____________________________________________________________

Phone______________________   Fax___________________________


                             Assignment of Debenture

The undersigned hereby sell(s) and assign(s) and transfer(s) unto


                  (name, address and SSN or EIN of assignee)

                                                         Dollars ($____________)
(principal amount of Debenture, $1,000 or integral multiples of $1,000) of principal amount of this Debenture together with all accrued and unpaid interest hereon.

Date:________________ Signed: __________________________________________________
                              (Signature must conform in all respects to name of
                               Holder shown of face of Debenture)